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                                                                      EXHIBIT 11

                     DAIN RAUSCHER CORPORATION
                COMPUTATION OF NET EARNINGS PER SHARE
            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                1998              1997             1996
                                                              ----------        ----------       ----------
BASIC EARNINGS PER SHARE:
   Net income.............................................    $   7,990         $ 49,275         $  56,811
                                                              =========         ========         =========

   Weighted average common shares outstanding.............       12,404           12,277            12,132
                                                              =========         ========         =========

Basic earnings per share..................................    $    0.64         $   4.01         $    4.68
                                                              =========         ========         =========


EARNINGS PER SHARE ASSUMING DILUTION:
   Net income.............................................    $   7,990         $ 49,275         $  56,811
                                                              =========         ========         =========

Weighted average number of common and dilutive potential common shares outstanding:

      Weighted average common shares outstanding..........       12,404           12,277            12,132
      Dilutive effect of stock options (net of tax
         benefits)........................................          463              579               435
      Shares credited to deferred compensation
         plan participants................................          304              204                98
                                                              ---------         --------         ---------
Weighted average number of common and
      dilutive potential common shares outstanding........       13,171           13,060            12,665
                                                              =========         ========         =========

Diluted earnings per share................................    $    0.61         $   3.77         $    4.49
                                                              =========         ========         =========

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